Exhibit 99.1

For Additional Information:

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2024

ALISO VIEJO, CA – February 21, 2025 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Operational Results (as compared to Fourth Quarter 2023):

●	Net Income: Net income was $0.8 million as compared to $127.0 million. Excluding the gain on the hotel sold during the fourth quarter 2023, net income would have been $3.2 million.
●	Comparable RevPAR: Comparable RevPAR decreased 1.1% to $199.07. The average daily rate was $304.85 and occupancy was 65.3%. Excluding The Confidante Miami Beach as it transitions to Andaz Miami Beach, RevPAR increased 1.0%. Excluding The Confidante Miami Beach and the Hilton San Diego Bayfront, which was negatively impacted by labor activity in the fourth quarter of 2024, RevPAR increased 2.4%.
●	Adjusted EBITDAre: Adjusted EBITDAre decreased 12.0% to $48.1 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share decreased 15.8% to $0.16.

Full Year 2024 Operational Results (as compared to Full Year 2023):

●	Net Income: Net income was $43.3 million as compared to $206.7 million. Excluding the gain on the hotel sold during 2023, net income would have been $82.9 million.
●	Comparable RevPAR: Comparable RevPAR decreased 2.4% to $214.06. The average daily rate was $311.13 and occupancy was 68.8%. Excluding The Confidante Miami Beach as it transitions to Andaz Miami Beach, RevPAR was $221.73 and was generally unchanged as compared to the prior year. Excluding The Confidante Miami Beach and the Hilton San Diego Bayfront, which was negatively impacted by labor activity in the third and fourth quarters of 2024, RevPAR increased 0.9%.
●	Adjusted EBITDAre: Adjusted EBITDAre decreased 12.8% to $229.7 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share decreased 15.8% to $0.80.

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

Bryan A. Giglia, Chief Executive Officer, stated, “In 2024, we began to realize the benefits of the investments we have made in our portfolio, which we expect will contribute to growth for the next several years. While industry fundamentals were not as robust in 2024 as we had hoped, we were pleased with the strong performance at our newly converted The Westin Washington, DC Downtown, which is now one of the premier convention hotels in the city. Additionally, our hotels in Boston and San Antonio benefited from strong group and transient demand, while our Wine Country resorts grew occupancy and profitability.”

Mr. Giglia continued, “During 2024, we successfully executed our strategy of recycling capital, investing in our portfolio, and returning capital to shareholders. We redeployed capital, acquiring the Hyatt Regency San Antonio Riverwalk at a compelling current yield with attractive future growth opportunities. Building on our success with the conversion of The Westin Washington, DC Downtown, we are now positioned to generate further growth from other recent investments in our portfolio. As we look ahead, our earnings in 2025 are expected to benefit from the recently completed conversion of the Marriott Long Beach Downtown and the debut of Andaz Miami Beach in the first quarter. Our strong liquidity position and embedded earnings growth provide for a well-covered dividend and the ability to repurchase our common stock at a discount to NAV, which is evidenced by our return of nearly $100 million to shareholders during the year. We believe that our active capital recycling, investment in our portfolio to drive future growth, and meaningful return of capital will position Sunstone for further success in 2025.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts)

	Quarter Ended December 31,				Year Ended December 31,
	2024	2023	Change		2024	2023	Change

Net Income	$0.8	$127.0	(99.3)%		$43.3	$206.7	(79.1)%
(Loss) Income Attributable to Common Stockholders per Diluted Share	$(0.02)	$0.60	(103.3)%		$0.14	$0.93	(84.9)%

Comparable Operating Statistics (1)
RevPAR	$199.07	$201.29	(1.1)%		$214.06	$219.32	(2.4)%
Occupancy	65.3%	65.3%	—	bps	68.8%	69.9%	(110)	bps
Average Daily Rate	$304.85	$308.25	(1.1)%		$311.13	$313.76	(0.8)%

Comparable Operating Statistics, excluding The Confidante Miami Beach
RevPAR	$207.30	$205.31	1.0%		$221.73	$221.64	0.0%
Occupancy	68.0%	65.9%	210	bps	71.2%	70.3%	90	bps
Average Daily Rate	$304.85	$311.55	(2.2)%		$311.42	$315.28	(1.2)%

Comparable Adjusted EBITDAre Margin, excluding The Confidante Miami Beach	23.6%	25.7%	(210)	bps	26.4%	28.5%	(210)	bps

Adjusted EBITDAre	$48.1	$54.6	(12.0)%		$229.7	$263.4	(12.8)%
Adjusted FFO Attributable to Common Stockholders	$32.0	$39.0	(17.8)%		$163.0	$196.5	(17.0)%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.16	$0.19	(15.8)%		$0.80	$0.95	(15.8)%
(1)	Comparable operating statistics presented in this release include all 15 hotels owned by the Company at December 31, 2024, and include both prior ownership results and the Company's results for the Hyatt Regency San Antonio Riverwalk, acquired by the Company in April 2024.

The Company’s actual results for 2024 compare to its guidance previously provided as follows:

Metric	Full Year 2024 Guidance (1)	Full Year 2024 Actual Results	Performance Relative to Prior Guidance Midpoint
Net Income	$31 to $41	$43	+ $7
Total Portfolio RevPAR Growth (2)	- 3.25% to - 1.75%	-2.4%	+ 10 bps
Total Portfolio RevPAR Growth, excluding The Confidante Miami Beach (2)	- 0.75% to + 0.75%	0.0%	0 bps
Adjusted EBITDAre	$220 to $230	$230	+ $5
Adjusted FFO Attributable to Common Stockholders	$152 to $162	$163	+ $7
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.75 to $0.80	$0.80	+ $0.03
Diluted Weighted Average Shares Outstanding	203,000,000	202,943,000	-57,000

(1)	Reflects guidance presented on November 12, 2024.
(2)	RevPAR Growth reflects comparison to full year 2023.

2024 Highlights

Hyatt Regency San Antonio Riverwalk. In April 2024, the Company completed the acquisition of the 630-room Hyatt Regency San Antonio Riverwalk. The exceptionally well-located hotel is situated directly between San Antonio’s famous Riverwalk and the Alamo, two of the most visited tourist sites in Texas. The hotel outperformed the Company’s expectations in 2024 and generated an attractive 10.1x multiple on the net purchase price, inclusive of key money incentives offered by the hotel’s manager. The Company believes there are opportunities to continue to grow earnings at the hotel from the completion of the adjacent Alamo Visitor Center and Museum and from various asset management and investment initiatives.

Marriott Long Beach Downtown. In 2024, the Company completed its renovation and rebranding of the Renaissance Long Beach and the hotel debuted as Marriott Long Beach Downtown. The fully renovated hotel boasts a reimagined lobby, redesigned guestrooms, new food and beverage offerings, and reinvigorated meeting space. The repositioned hotel is attracting higher-quality business and higher rates and should contribute meaningfully to the Company’s earnings in 2025.

Andaz Miami Beach. In 2024, the Company made substantial progress on its conversion of The Confidante Miami Beach to Andaz Miami Beach. The transformative renovation encompasses all aspects of the resort and will meaningfully enhance the earnings potential of the asset. Andaz Miami Beach is expected to debut in the first quarter of 2025 and drive earnings growth in 2025 and beyond.

New Unsecured Term Loan and JW Marriott New Orleans Mortgage Repayment. In the fourth quarter of 2024, the Company entered into a new $100.0 million term loan agreement and used substantially all of the proceeds to repay the $72.1 million loan secured by the JW Marriott New Orleans. Following the repayment of the JW Marriott New Orleans loan, all of the Company’s hotels are unencumbered and, inclusive of extension options, the Company has no debt maturities prior to 2026.

Stock Repurchase Program. During 2024, the Company repurchased 2,764,837 shares of its common stock at an average purchase price of $9.83 per share for a total repurchase amount before expenses of $27.2 million. The average purchase price per share represents a substantial discount to consensus estimates of net asset value and implies a highly attractive valuation multiple on the Company’s stabilized cash flow. The Company currently has $427.5 million remaining under its existing stock repurchase program authorization.

Balance Sheet and Liquidity Update

As of December 31, 2024, the Company had $180.3 million of cash and cash equivalents, including restricted cash of $73.1 million, total assets of $3.1 billion, including $2.9 billion of net investments in hotel properties, total debt of $845.0 million and stockholders’ equity of $2.1 billion.

Capital Investments Update

The Company invested $47.1 million and $157.4 million into its portfolio during the fourth quarter and year ended December 31, 2024, respectively. The majority of the 2024 investment consisted of the conversions of Andaz Miami Beach and the Marriott Long Beach Downtown and a soft goods renovation at Wailea Beach Resort.

The Company currently expects to invest approximately $80 million to $100 million into its portfolio in 2025, with the majority of the investment relating to the completion of the Andaz Miami Beach transformation, the remaining investment for the room renovation at Wailea Beach Resort, and a renovation of the meeting space at Hyatt Regency San Antonio Riverwalk.

2025 Outlook

For the full year 2025, the Company expects:

Metric ($ in millions, except per share data)	Year Ended December 31, 2025 Guidance (1)
Net Income	$46 to $71
Total Portfolio RevPAR Growth (2)	+ 7.0% to + 10.0%
Total Portfolio RevPAR Growth, excluding Andaz Miami Beach (2)	+ 3.0% to + 6.0%
Adjusted EBITDAre	$245 to $270
Adjusted FFO Attributable to Common Stockholders	$175 to $200
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.86 to $0.98
Diluted Weighted Average Shares Outstanding	203,000,000

(1)	Detailed reconciliations of Net Income to non-GAAP financial measures are provided later in this release.
(2)	RevPAR Growth reflects comparison to full year 2024.

Full year 2025 guidance is based in part on the following full year assumptions:

●	Full year interest income of approximately $4 million to $5 million.
●	Full year corporate overhead expense (excluding deferred stock amortization) of approximately $22 million to $23 million, which includes $1.8 million of cost incurred in the first quarter in connection with a previously announced management transition. The management transition cost will not be included in the Company’s calculation of Adjusted EBITDAre and Adjusted FFO Attributable to Common Stockholders.
●	Full year interest expense of approximately $50 million to $53 million, including approximately $4 million in amortization of deferred financing costs.
●	Full year preferred stock dividends of approximately $16 million to $17 million, which includes the Series G, H, and I cumulative redeemable preferred stock.

Recent Developments

Corporate Responsibility Report. In February 2025, the Company published its 2024 Corporate Responsibility Report. The report includes details on Sunstone’s environmental sustainability, social responsibility and corporate governance (“ESG”) progress during 2023, as well details of the Company’s newly established 2035 environmental targets and certain additional ESG initiatives commenced in 2024. A copy of the report can be found on the Corporate Responsibility page of the Company’s website at www.sunstonehotels.com.

Dividend Update

On February 20, 2025, the Company’s Board of Directors authorized a cash dividend of $0.09 per share of its common stock. The Company’s Board of Directors also authorized cash dividends of $0.382813 per share payable to its Series H cumulative redeemable preferred stockholders and $0.356250 per share payable to its Series I cumulative redeemable preferred stockholders. The common and preferred dividends will be paid on April 15, 2025 to stockholders of record as of March 31, 2025.

The Company currently expects to continue to pay a quarterly cash common dividend throughout 2025. The level of any future quarterly dividends will be determined by the Company’s Board of Directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss fourth quarter and full year 2024 results on February 21, 2025, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-800-715-9871 and reference conference ID 1026321 to listen to the live call. A replay of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release owns 15 hotels comprised of 7,253 rooms, the majority of which are operated under nationally recognized brands. Sunstone's strategy is to create long-term stakeholder value through the acquisition, active ownership, and disposition of well-located hotel and resort real estate. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: we own upper upscale and luxury hotels located in urban and resort destinations in an industry that is highly competitive; events beyond our control, including economic slowdowns or recessions, pandemics, natural disasters, civil unrest and terrorism; inflation may adversely affect our financial condition and results of operations; system security risks, data protection breaches, cyber-attacks and systems integration issues, including those impacting the Company’s suppliers, hotel managers or franchisors; a significant portion of our hotels are geographically concentrated so we may be disproportionately harmed by economic conditions, competition, new hotel supply, real and personal property tax rates or natural disasters in these areas of the country; we face possible risks associated with the physical and transitional effects of climate change; uninsured or underinsured losses could harm our financial condition; the operating results of some of our hotels are significantly reliant upon group and transient business generated by large corporate customers, and the loss of such customers for any reason could harm our operating results; the increased use of virtual meetings and other similar technologies could lessen the need for business-related travel, and, therefore, demand for rooms in our hotels may be adversely affected; our hotels require ongoing capital investment and we may incur significant capital expenditures in connection with acquisitions, repositionings and other improvements, some of which are mandated by applicable laws or regulations or agreements with third parties, and the costs of such renovations, repositionings or improvements may exceed our expectations or cause other problems; delays in the acquisition, renovation or repositioning of hotel properties may have adverse effects on our results of operations and returns to our stockholders; accounting for the acquisition of a hotel property or other entity involves assumptions and estimations to determine fair value that could differ materially from the actual results achieved in future periods; volatility in the debt and equity markets may adversely affect our ability to acquire, renovate, refinance or sell our hotels; we may pursue joint venture investments that could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturer; we may be subject to unknown or contingent liabilities related to recently sold or acquired hotels, as well as hotels we may sell or acquire in the future; we may seek to acquire a portfolio of hotels or a company, which could present more risks to our business and financial results than the acquisition of a single hotel; the sale of a hotel or portfolio of hotels is typically subject to contingencies, risks and uncertainties, any of which may cause us to be unsuccessful in completing the disposition; the illiquidity of real estate investments and the lack of alternative uses of hotel properties could significantly limit our ability to respond to adverse changes in the performance of our hotels; we may issue or invest in hotel loans, including subordinated or mezzanine loans, which could involve greater risks of loss than senior loans secured by income-producing real properties; if we make or invest in mortgage loans with the intent of gaining ownership of the hotel secured by or pledged to the loan, our ability to perfect an ownership interest in the hotel is subject to the sponsor’s willingness to forfeit the property in lieu of the debt; one of our hotels is subject to a ground lease with an unaffiliated party, the termination of which by the lessor for any reason, including due to our default on the lease, could cause us to lose the ability to operate the hotel altogether and may adversely affect our results of operations; because we are a REIT, we depend on third-parties to operate our hotels; we are subject to risks associated with our operators’ employment of hotel personnel; most of our hotels operate under a brand owned by Marriott, Hyatt, Hilton, Four Seasons or Montage, and should any of these brands experience a negative event, or receive negative publicity, our operating results may be harmed; our franchisors and brand managers may adopt new policies or change existing policies which could result in increased costs that could negatively impact our hotels; future adverse litigation judgments or settlements resulting from legal proceedings could have an adverse effect on our financial condition; claims by persons regarding our properties could affect the attractiveness of our hotels or cause us to incur additional expenses; the hotel business is seasonal and seasonal variations in business volume at our hotels will cause quarterly fluctuations in our revenue and operating results; changes in the debt and equity markets may adversely affect the value of our hotels; certain of our hotels have in the past become impaired and additional hotels may become impaired in the future; laws and governmental regulations may restrict the ways in which we use our hotel properties and increase the cost of compliance with such regulations, and noncompliance with such regulations could subject us to penalties, loss of value of our properties or civil damages; corporate responsibility, specifically related to environmental sustainability, social responsibility and corporate governance, or ESG, factors and commitments, may impose additional costs and expose us to new risks that could adversely affect our results of operations, financial condition and cash flows; our franchisors and brand managers may require us to make capital expenditures pursuant to property improvement plans or to comply with brand standards; termination of any of our franchise, management or operating lease agreements could cause us to lose business; the growth of alternative reservation channels could adversely affect our business and profitability; the failure of tenants in our hotels to make rent payments or otherwise comply with the material terms of our retail and restaurant leases may adversely affect our results of operations; we rely on our corporate and hotel senior management teams, the loss of whom may cause us to incur costs and harm our business; we could be harmed by inadvertent errors, misconduct or fraud that is difficult to detect; if we fail to maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or identify and prevent fraud; we have outstanding debt which may restrict our financial flexibility; our debt agreements contain various covenants, restrictions, requirements and other limitations, and should we default, we may be required to pay additional fees, provide additional security or repay the debt; defaulting on existing debt may limit our ability to access additional debt financing in the future; certain of our unsecured term loans are subject to variable interest rates, which creates uncertainty in the amount of interest expense we will incur in the future and may negatively impact our operating results; we may not be able to refinance our debt on favorable terms or at all; our stock repurchase program may not enhance long-term stockholder value, could cause volatility in the price of our common and preferred stock and could diminish our cash reserves; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“Nareit”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to Nareit’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre or Adjusted FFO attributable to common stockholders:

●	Amortization of deferred stock compensation: we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels.

●	Amortization of contract intangibles: we exclude the noncash amortization of any favorable or unfavorable contract intangibles recorded in conjunction with our hotel acquisitions. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; the write-off of development costs associated with abandoned projects; property-level restructuring, severance, and management transition costs; pre-opening costs associated with extensive renovation projects such as the work being performed at The Confidante Miami Beach; debt resolution costs; lease terminations; property insurance restoration proceeds or uninsured losses; and other nonrecurring identified adjustments.

In addition, to derive Adjusted EBITDAre, we exclude the amortization of our right-of-use assets and related lease obligations as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the real estate amortization of our right-of-use assets and related lease obligations (with the exception of our corporate operating lease) as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude preferred stock redemption charges, changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net income to EBITDAre, Adjusted EBITDAre, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2024	2023

Assets
Investment in hotel properties, net	$2,856,032	$2,585,279
Operating lease right-of-use assets, net	8,464	12,755
Cash and cash equivalents	107,199	426,403
Restricted cash	73,078	67,295
Accounts receivable, net	34,109	31,206
Prepaid expenses and other assets, net	27,757	26,383
Total assets	$3,106,639	$3,149,321

Liabilities
Debt, net of unamortized deferred financing costs	$841,047	$814,559
Operating lease obligations	12,019	16,735
Accounts payable and accrued expenses	52,722	48,410
Dividends and distributions payable	24,137	29,965
Other liabilities	72,694	73,014
Total liabilities	1,002,619	982,683

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
Series G Cumulative Redeemable Preferred Stock, 2,650,000 shares issued and outstanding at both December 31, 2024 and 2023, stated at liquidation preference of $25.00 per share	66,250	66,250
6.125% Series H Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at both December 31, 2024 and 2023, stated at liquidation preference of $25.00 per share	115,000	115,000
5.70% Series I Cumulative Redeemable Preferred Stock, 4,000,000 shares issued and outstanding at both December 31, 2024 and 2023, stated at liquidation preference of $25.00 per share	100,000	100,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 200,824,993 shares issued and outstanding at December 31, 2024 and 203,479,585 shares issued and outstanding at December 31, 2023	2,008	2,035
Additional paid in capital	2,395,702	2,416,417
Distributions in excess of retained earnings	(574,940)	(533,064)
Total stockholders' equity	2,104,020	2,166,638

Total liabilities and stockholders' equity	$3,106,639	$3,149,321

Sunstone Hotel Investors, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(unaudited)
Revenues
Room	$133,191	$134,973	$559,061	$619,277
Food and beverage	59,650	63,880	256,222	277,514
Other operating	21,929	20,372	90,526	89,689
Total revenues	214,770	219,225	905,809	986,480
Operating expenses
Room	36,020	35,246	146,369	158,002
Food and beverage	44,497	45,511	182,840	193,820
Other operating	5,170	5,690	23,323	23,721
Advertising and promotion	13,854	12,272	52,180	51,958
Repairs and maintenance	9,144	9,196	35,927	38,308
Utilities	6,667	5,978	26,576	27,622
Franchise costs	4,656	4,120	18,391	16,876
Property tax, ground lease and insurance	18,535	18,476	77,221	78,796
Other property-level expenses	28,388	27,593	110,833	120,247
Corporate overhead	5,787	7,421	29,050	31,412
Depreciation and amortization	32,666	29,135	124,507	127,062
Total operating expenses	205,384	200,638	827,217	867,824
Interest and other income	1,873	4,137	13,179	10,535
Interest expense	(10,440)	(16,768)	(50,125)	(51,679)
Gain on sale of assets, net	—	123,820	457	123,820
Gain on extinguishment of debt	—	8	59	9,938
Income before income taxes	819	129,784	42,162	211,270
Income tax benefit (provision), net	17	(2,799)	1,100	(4,562)
Net income	836	126,985	43,262	206,708
Preferred stock dividends	(3,931)	(3,226)	(15,228)	(13,988)
(Loss) income attributable to common stockholders	$(3,095)	$123,759	$28,034	$192,720

Basic and diluted per share amounts:
Basic and diluted (loss) income attributable to common stockholders per common share	$(0.02)	$0.60	$0.14	$0.93

Basic weighted average common shares outstanding	200,185	203,612	201,739	205,590
Diluted weighted average common shares outstanding	200,185	203,833	202,642	205,865

Distributions declared per common share	$0.09	$0.13	$0.34	$0.30

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net income	$836	$126,985	$43,262	$206,708
Depreciation and amortization	32,666	29,135	124,507	127,062
Interest expense	10,440	16,768	50,125	51,679
Income tax (benefit) provision, net	(17)	2,799	(1,100)	4,562
Gain on sale of assets, net	—	(123,820)	(457)	(123,820)
EBITDAre	43,925	51,867	216,337	266,191

Amortization of deferred stock compensation	2,075	2,512	10,456	10,775
Amortization of right-of-use assets and obligations	(154)	(20)	(425)	(102)
Amortization of contract intangibles, net	—	—	—	(55)
Gain on extinguishment of debt	—	(8)	(59)	(9,938)
Gain on insurance recoveries	(116)	—	(430)	(3,722)
Pre-opening costs	1,181	—	2,633	—
Property-level legal settlement costs	1,182	—	1,182	—
Property-level severance	—	297	—	297
Adjustments to EBITDAre, net	4,168	2,781	13,357	(2,745)

Adjusted EBITDAre	$48,093	$54,648	$229,694	$263,446

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share data)

Reconciliation of Net Income to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net income	$836	$126,985	$43,262	$206,708
Preferred stock dividends	(3,931)	(3,226)	(15,228)	(13,988)
Real estate depreciation and amortization	32,250	28,979	123,096	126,435
Gain on sale of assets, net	—	(123,820)	(457)	(123,820)
FFO attributable to common stockholders	29,155	28,918	150,673	195,335

Amortization of deferred stock compensation	2,075	2,512	10,456	10,775
Real estate amortization of right-of-use assets and obligations	(136)	(134)	(517)	(505)
Amortization of contract intangibles, net	314	105	1,147	357
Noncash interest on derivatives, net	(1,635)	3,600	(540)	252
Gain on extinguishment of debt	—	(8)	(59)	(9,938)
Gain on insurance recoveries	(116)	—	(430)	(3,722)
Pre-opening costs	1,181	—	2,633	—
Property-level legal settlement costs	1,182	—	1,182	—
Property-level severance	—	297	—	297
Prior year income tax provision (benefit), net	—	3,662	(1,530)	3,662
Adjustments to FFO attributable to common stockholders, net	2,865	10,034	12,342	1,178

Adjusted FFO attributable to common stockholders	$32,020	$38,952	$163,015	$196,513

FFO attributable to common stockholders per diluted share	$0.14	$0.14	$0.74	$0.95

Adjusted FFO attributable to common stockholders per diluted share	$0.16	$0.19	$0.80	$0.95

Basic weighted average shares outstanding	200,185	203,612	201,739	205,590
Shares associated with unvested restricted stock awards	2,048	613	1,204	508
Diluted weighted average shares outstanding	202,233	204,225	202,943	206,098

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2025

(Unaudited and in thousands, except for per share amounts)

Reconciliation of Net Income to Adjusted EBITDAre

	Year Ended
	December 31, 2025
	Low	High

Net income	$45,700	$70,700
Depreciation and amortization	131,000	131,000
Interest expense	51,500	51,500
Income tax provision	1,000	1,000
Amortization of deferred stock compensation	10,000	10,000
Pre-opening costs	4,000	4,000
Management transition costs	1,800	1,800
Adjusted EBITDAre	$245,000	$270,000

Reconciliation of Net Income to Adjusted FFO Attributable to Common Stockholders

	Year Ended
	December 31, 2025
	Low	High

Net income	$45,700	$70,700
Preferred stock dividends	(16,500)	(16,500)
Real estate depreciation and amortization	129,500	129,500
Amortization of deferred stock compensation	10,000	10,000
Pre-opening costs	4,000	4,000
Management transition costs	1,800	1,800
Adjusted FFO attributable to common stockholders	$174,500	$199,500

Adjusted FFO attributable to common stockholders per diluted share	$0.86	$0.98

Diluted weighted average shares outstanding	203,000	203,000

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Comparable Hotel Adjusted EBITDAre Margin (1)	23.3%	25.1%	26.1%	28.1%
Comparable Hotel Adjusted EBITDAre Margin, Excluding The Confidante Miami Beach (1)	23.6%	25.7%	26.4%	28.5%

Total revenues	$214,770	$219,225	$905,809	$986,480
Non-hotel revenues (2)	—	—	—	(55)
Total Actual Hotel Revenues	214,770	219,225	905,809	986,425
Prior ownership hotel revenues (3)	—	13,567	17,737	52,030
Sold hotel revenues (4)	—	(11,131)	—	(96,713)
Comparable Hotel Revenues	214,770	221,661	923,546	941,742
The Confidante Miami Beach revenues (5)	(170)	(4,745)	(4,458)	(32,730)
Comparable Hotel Revenues, Excluding The Confidante Miami Beach	$214,600	$216,916	$919,088	$909,012

Net income	$836	$126,985	$43,262	$206,708
Non-hotel revenues (2)	—	—	—	(55)
Non-hotel operating expenses, net (6)	(360)	(274)	(1,240)	(1,169)
Property-level adjustments (7)	2,467	406	2,952	850
Corporate overhead	5,787	7,421	29,050	31,412
Depreciation and amortization	32,666	29,135	124,507	127,062
Interest and other income	(1,873)	(4,137)	(13,179)	(10,535)
Interest expense	10,440	16,768	50,125	51,679
Gain on sale of assets, net	—	(123,820)	(457)	(123,820)
Gain on extinguishment of debt	—	(8)	(59)	(9,938)
Income tax (benefit) provision, net	(17)	2,799	(1,100)	4,562
Actual Hotel Adjusted EBITDAre	49,946	55,275	233,861	276,756
Prior ownership hotel Adjusted EBITDAre (3)	—	5,723	7,232	20,268
Sold hotel Adjusted EBITDAre (4)	—	(5,420)	—	(32,024)
Comparable Hotel Adjusted EBITDAre	49,946	55,578	241,093	265,000
The Confidante Miami Beach Adjusted EBITDAre (5)	684	220	1,965	(5,881)
Comparable Hotel Adjusted EBITDAre, Excluding The Confidante Miami Beach	$50,630	$55,798	$243,058	$259,119

*Footnotes on following page

(1)	Comparable Hotel Adjusted EBITDAre Margin is calculated as Comparable Hotel Adjusted EBITDAre divided by Comparable Hotel Revenues. Comparable Hotel Adjusted EBITDAre Margin, Excluding The Confidante Miami Beach is calculated as Comparable Hotel Adjusted EBITDAre, Excluding The Confidante Miami Beach divided by Comparable Hotel Revenues, Excluding The Confidante Miami Beach.
(2)	Non-hotel revenues include the amortization of any favorable or unfavorable contract intangibles recorded in conjunction with the Company's hotel acquisitions.
(3)	Prior ownership hotel revenues and Adjusted EBITDAre include results for the Hyatt Regency San Antonio Riverwalk prior to the Company’s acquisition of the hotel in April 2024. The Company obtained prior ownership information from the previous owner of the Hyatt Regency San Antonio Riverwalk during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition.
(4)	Sold hotel revenues and Adjusted EBITDAre include results for the Boston Park Plaza, sold in October 2023.
(5)	The Confidante Miami Beach is undergoing a comprehensive renovation and conversion to Andaz Miami Beach and results are not comparable to prior periods.
(6)	Non-hotel operating expenses, net include the amortization of hotel real estate-related right-of-use assets and obligations. Non-hotel operating expenses, net for the fourth quarter and full year of 2024 and for the full year of 2023 also include prior year property tax credits related to sold hotels.
(7)	Property-level adjustments for the fourth quarter and full year of 2024 include $0.1 million and $0.5 million, respectively, in taxes assessed on commercial rents at the Hyatt Regency San Antonio Riverwalk and Hyatt Regency San Francisco, $1.2 million and $2.6 million, respectively, in pre-opening costs at The Confidante Miami Beach, and $1.2 million for both the fourth quarter and full year of 2024 in legal settlements at Hyatt Regency San Francisco, JW Marriott New Orleans, Marriott Boston Long Wharf, Marriott Long Beach Downtown, Renaissance Orlando at SeaWorld ®, The Westin Washington, DC Downtown, and Wailea Beach Resort. Property-level adjustments for the full year of 2024 are net of a $1.3 million COVID-19-related relief grant received at the Marriott Boston Long Wharf. Property-level adjustments for the fourth quarter and full year of 2023 include $0.1 million and $0.6 million, respectively, in taxes assessed on commercial rents at the Hyatt Regency San Francisco, and $0.3 million for both the fourth quarter and full year of 2023 in severance at The Confidante Miami Beach.